UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 25, 2026

Bluerock Homes Trust, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Maryland	001-41322	87-4211187
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

919 Third Avenue, 40th Floor

New York, NY 10022

(Address of principal executive offices)

(212) 843-1601

(Registrant’s telephone number, including area code)

None.

(Former name or former address, if changed since last report)

Securities registered pursuant to Section 12(b) of the Exchange Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Class A Common Stock, $0.01 par value per share	BHM	NYSE American

Check the appropriate box below if the Form 8-K/A filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐       Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐       Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐       Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐       Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

ITEM 8.01	OTHER EVENTS

On October 8, 2025, Bluerock Homes Trust, Inc., a Maryland corporation (the “Company”) filed a registration statement on Form S-11 (Registration No. 333-290772), which was subsequently declared effective by the Securities and Exchange Commission (the “SEC”) on December 10, 2025 (the “Registration Statement”). On March 12, 2026, the Company filed Post-Effective Amendment No. 1 on Form S-11 to the Registration Statement pursuant to Section 10(a)(3) of the Securities Act of 1933, as amended (the “Securities Act”), to update the Registration Statement to include the audited combined consolidated financial statements and the notes thereto included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2025, and certain other information in such Registration Statement.

The Company is filing this Current Report on Form 8-K to provide the following information for incorporation by reference into the Registration Statement. The following information will also be included in the Company’s 2026 Proxy Statement to be filed with the SEC within 120 days of the fiscal year ended December 31, 2025, and will thereby be incorporated by reference into Part III, Items 10 through 14 of the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2025.

PART III

Item 10.	Directors, Executive Officers and Corporate Governance.

Our Executive Officers

The individuals listed as our executive officers below also serve as officers of our Manager. As executive officers of our Manager, they manage our day-to-day affairs and carry out the directives of our board of directors in the review, selection and recommendation of investment opportunities and operating acquired investments and monitoring the performance of those investments to ensure that they are consistent with our investment objectives.

The following table sets forth our executive officers, followed by biographical information regarding each executive officer who is not also a director.

Name	Age*	Position
R. Ramin Kamfar	62	Chief Executive Officer
Jordan Ruddy	63	President
Ryan S. MacDonald	43	Chief Investment Officer
Christopher J. Vohs	49	Chief Financial Officer and Treasurer
Michael DiFranco	61	Executive Vice President, Operations
Jason Emala	47	Chief Legal Officer and Secretary

*As of April 1, 2026

R. Ramin Kamfar. Chief Executive Officer. The background and experience of Mr. Kamfar is described below in “Our Board of Directors.”

Jordan B. Ruddy, President. Mr. Ruddy serves as President of our Manager, and as our President. Mr. Ruddy served as Chief Operating Officer and President of Bluerock Residential Growth REIT, Inc. from August 2008 to October 2022. In addition, Mr. Ruddy has served as President of Bluerock Private Real Estate Fund (formerly Bluerock Total Income + Real Estate Fund), as well as co-portfolio manager of its adviser Bluerock Fund Advisor since October 2013, as President of Bluerock High Income Institutional Credit Fund, since 2022, and as President of Bluerock Industrial Growth REIT, Inc. and its external manager, Bluerock Industrial Manager, LLC since 2021. Mr. Ruddy joined Bluerock in 2002 and has continuously served in various senior management capacities for it and its affiliates. Mr. Ruddy has approximately 30 years of experience in real estate acquisitions, financings, management and dispositions. Prior to joining Bluerock, Mr. Ruddy served as a real estate investment banker at Banc of America Securities LLC and Smith Barney Inc., as well as Vice President of Amerimar Enterprises, a real estate company specializing in value-added investments nationwide, where he managed acquisitions, financings, leasing, asset management and disposition involving over 1.5 million square feet of commercial and multifamily real estate. Mr. Ruddy received an M.B.A. degree in Finance and Real Estate from The Wharton School of the University of Pennsylvania, and a B.S. degree with high honors in Economics from the London School of Economics.

Ryan S. MacDonald, Chief Investment Officer. Mr. MacDonald serves as Chief Investment Officer of our Manager, and as our Chief Investment Officer. Mr. MacDonald also currently serves as Co-Chairman of IQHQ, Inc. and on the board of directors for the Townsend Group. Mr. MacDonald served as the Chief Investment Officer of Bluerock Residential Growth REIT, Inc. from January 2021 to October 2022, and as its Chief Acquisitions Officer from October 2017 until January 2021. In addition, Mr. MacDonald has served as Chief Investment Officer of the external manager of Bluerock Industrial Growth REIT, Inc., Bluerock Industrial Manager, LLC, since 2021, and as Portfolio Manager of Bluerock Private Real Estate Fund since August 2025. Mr. MacDonald joined Bluerock in 2008 and has continuously served in various senior investment capacities. To date with Bluerock, Mr. MacDonald has been involved with real estate transactions with an aggregate value of approximately $11 billion. Prior to joining Bluerock, Mr. MacDonald was an Investment Analyst for PNC Realty Investors. Mr. MacDonald received a B.A.in Economics from the University of Maryland, College Park.

Christopher J. Vohs, Chief Financial Officer and Treasurer. Mr. Vohs serves as Chief Financial Officer of our Manager, and as our Chief Financial Officer. Mr. Vohs served as Chief Financial Officer of Bluerock Residential Growth REIT, Inc. from October 2017 to October 2022. In addition, Mr. Vohs has served as Chief Financial Officer and Treasurer of Bluerock Industrial Growth REIT, Inc. and its external manager, Bluerock Industrial Manager, LLC, since 2021. Mr. Vohs joined Bluerock in July 2010 and has continuously served in various senior accounting and financial capacities for it and its affiliates. Prior to joining Bluerock, Mr. Vohs served as Corporate Controller for Roberts Realty Investors, Inc., a public multifamily REIT based in Atlanta, Georgia, from March 2009 to July 2010. From October 2004 to March 2009, Mr. Vohs worked at Pulte Homes, a nationwide builder of single-family homes, in various financial roles, including as Internal Audit Manager & Asset Manager and later as Vice President of Finance for Pulte’s Orlando and Southeast Florida operations. From January 1999 to October 2004, Mr. Vohs worked as an Audit Manager for Deloitte & Touche, an international professional services firm, where he earned his CPA certification. Mr. Vohs received his B.A. degree in Accounting from Michigan State University.

Michael DiFranco, Executive Vice President, Operations. Mr. DiFranco serves as Executive Vice President, Operations of our Manager, and as our Executive Vice President, Operations. Mr. DiFranco served as Executive Vice President, Operations of Bluerock Residential Growth REIT, Inc. from November 2018 to October 2022, with responsibility for the operational and financial performance of its multi- family housing portfolio. Previously, from 2005 to 2016, Mr. DiFranco held several roles of increasing responsibilities with Apartment & Investment Management Company (NYSE: AIV), including serving four years as Senior Vice President of Financial Operations. From 2016 to 2018, Mr. DiFranco served as Senior Vice President of Financial Operations with The Irvine Company Apartment Communities, overseeing Revenue Management, Business Intelligence and Portfolio Management. Mr. DiFranco received a B.A. in Business from Texas A&M University, College Station, an M.B.A. from The University of Texas at Austin, and an M.S. in Information Systems from The University of Colorado, Denver.

Jason Emala, Chief Legal Officer and Secretary. Mr. Emala serves as Chief Legal Officer and Secretary of our Manager, and as our Chief Legal Officer and Secretary. Mr. Emala has served as Secretary of Bluerock Private Real Estate Fund (formerly Bluerock Total Income + Real Estate Fund), as well as General Counsel of both Bluerock Capital Markets and Bluerock Asset Management since May 2018. In addition, Mr. Emala has served as Secretary of Bluerock High Income Institutional Credit Fund since 2022, and as Secretary of Bluerock Industrial Growth REIT, Inc. and its external manager, Bluerock Industrial Manager, LLC and as Chief Legal Officer of its external manager, Bluerock Industrial Manager, LLC, since 2021. Mr. Emala has served as General Counsel of Bluerock since October 2022. Prior to joining Bluerock in May 2018, Mr. Emala held senior legal positions at a number of sponsors/broker-dealers in the alternative investment space, including Cantor Fitzgerald from June 2016 to May 2018. Prior to these roles. Emala was an associate at international law firms White & Case, LLP and Fried, Frank, Harris, Shriver & Jacobson LLP. Mr. Emala earned a B.S. in Finance from the University of Maryland, College Park, a J.D., with honors, from the George Washington University Law School, and an L.L.M. in Securities and Financial Regulation from the Georgetown University Law Center.

Our Board of Directors

We operate under the direction of our board of directors. The board of directors oversees our operations and makes all major decisions concerning our business. We have provided below certain information with respect to the individuals who currently serve as our director:

Name	Age*	Position	Year First Became a Director
R. Ramin Kamfar	62	Chairman of the Board, Chief Executive Officer	2022
I. Bobby Majumder	57	Lead Independent Director	2022
Elizabeth Harrison	61	Independent Director	2022
Kamal Jafarnia	59	Independent Director	2022
Romano Tio	66	Independent Director	2022

*As of April 1, 2026.

R. Ramin Kamfar. Mr. Kamfar has served as a member of our board of directors, including as Chairman of the Board, since October 2022. Mr. Kamfar serves as Chief Executive Officer of our Manager, and as the Chairman of our board of directors and as our Chief Executive Officer. Mr. Kamfar served as Chairman of the board of directors and Chief Executive Officer of Bluerock Residential Growth REIT, Inc. from August 2008 to October 2022. In addition, Mr. Kamfar has served as Chairman of the board of trustees of Bluerock Private Real Estate Fund (formerly Bluerock Total Income + Real Estate Fund), a closed-end interval fund organized by Bluerock, since 2012, and as Chairman of the board of trustees of Bluerock High Income Institutional Credit Fund, a closed-end interval fund organized by Bluerock, since 2022. Mr. Kamfar has also served as Chairman of the board of directors of Bluerock Industrial Growth REIT, Inc. and Chief Executive Officer of its external manager, Bluerock Industrial Manager, LLC, since 2021. Mr. Kamfar is the Founder and has also served as the Chairman and Chief Executive Officer of Bluerock since 2002. Mr. Kamfar has approximately 30 years of experience in various aspects of real estate, private equity, and investment banking. From 1988 to 1993, Mr. Kamfar worked as an investment banker at Lehman Brothers, New York, New York, where he specialized in mergers and acquisitions and corporate finance. From 1993 to 2002, Mr. Kamfar built a startup into a leading public company in the “fast casual” market now known as Einstein Noah Restaurant Group, Inc. Mr. Kamfar received an M.B.A. degree with distinction in Finance from The Wharton School of the University of Pennsylvania, and a B.S. degree with distinction in Finance from the University of Maryland, College Park.

Mr. Kamfar’s knowledge of the Company based on his years of service, as well as the experience noted above, led the nominating and corporate governance committee to conclude Mr. Kamfar should continue to serve as a member of our board of directors.

I. Bobby Majumder, NACD. DC. Mr. Majumder has served as an independent member of our board of directors since October 2022. In addition, Mr. Majumder served as an independent member of the board of directors of Bluerock Residential from January 2009 to October 2022. Mr. Majumder is a partner at the law firm of FBT Gibbons LLP f/k/a Frost Brown Todd, where he is the Co-Chairman of the Energy Industry Group and serves on the firm’s board of directors. Mr. Majumder specializes in corporate and securities transactions with an emphasis on the representation of underwriters, placement agents and issuers in both public and private offerings, private investment in public equity (PIPE) transactions and venture capital and private equity funds. Prior to Frost Brown Todd, Mr. Majumder was a partner at the law firm of Reed Smith from May 2019 to September 2021, where he served as the Managing Partner of the firm’s Dallas office and firmwide Co-Chair of the firm’s India practice. Prior to Reed Smith, Mr. Majumder was a partner at the law firm of Perkins Coie from March 2013 to May 2019. Prior to Perkins Coie, Mr. Majumder was a partner in the law firm of K&L Gates LLP from May 2005 to March 2013. From January 2000 to April 2005, Mr. Majumder was a partner at the firm of Gardere Wynne Sewell LLP. Through his law practice, Mr. Majumder has gained significant experience relating to the acquisition of a number of types of real property assets including raw land, improved real estate and oil and gas interests. Mr. Majumder also has served as an independent Trustee on the Board of Trustees of Bluerock Private Real Estate Fund (formerly Bluerock Total Income + Real Estate Fund) since 2012 and as an independent Trustee on the Board of Trustees of Bluerock High Income Institutional Credit Fund since 2022. He is an active member of the Park Cities Rotary Club, a charter member of the Dallas Chapter of The Indus Entrepreneurs and an Associate Board member of the Cox School of Business at Southern Methodist University. Mr. Majumder is NACD Directorship Certified®. Mr. Majumder received a J.D. degree in 1993 from Washington and Lee University School of Law and a B.A. degree in 1990 from Trinity University.

Mr. Majumder’s experience as a partner at Frost Brown Todd and his legal education, as well as the experience noted above, led the nominating and corporate governance committee to conclude Mr. Majumder should continue to serve as a member of our board of directors.

Elizabeth Harrison. Ms. Harrison has served as an independent member of our board of directors since October 2022. In addition, Ms. Harrison served as an independent member of the board of directors of Bluerock Residential from July 2018 to October 2022. Ms. Harrison has over 23 years of branding and marketing experience. Ms. Harrison serves as the CEO and Principal of H&S Communications (“H&S”), a full-service marketing, branding and public relations agency with offices in New York, Miami and Los Angeles, which she co-founded in 1995. Having organized the sale of H&S to Omnicom Group (NYSE: OMC), a leading global marketing and corporate communications company, in 2003, where she continued to serve as CEO, Ms. Harrison reacquired H&S from Omnicom Group in 2020. As CEO of H&S, Ms. Harrison is responsible for the company’s operations and strategic development, while overseeing communications, partnerships and marketing for clients that include real estate developers, luxury hotel properties and travel technology companies on a global level. In 2011, H&S became the complementary sister-agency of Ketchum, a leading global communications consultancy. Ms. Harrison is the co-author of several books and is frequently invited to share her luxury branding expertise at high-profile conferences and summits, most recently including Harvard’s 5th Annual CEO Roundtable: Building Leading Brands and Driving Growth. Ms. Harrison has also served as a panelist for Step Up Women’s Network’s “View from the Top” seminar. Ms. Harrison has served on the boards of Love Heals and the Alison Gertz Foundation for AIDS Education, and also works closely with the Ars Nova Theater Group. Ms. Harrison received a B.A. degree in 1986 from Sarah Lawrence College.

Ms. Harrison’s extensive leadership and entrepreneurial experience, background in luxury branding and marketing, and additional experience noted above led the nominating and corporate governance committee to conclude Ms. Harrison should continue to serve as a member of our board of directors.

Kamal Jafarnia. Mr. Jafarnia has served as an independent member of our board of directors since October 2022. Additionally, Mr. Jafarnia served as an independent member of the board of directors of Bluerock Residential from June 2019 to October 2022. Mr. Jafarnia currently serves as Chief Legal Officer and Secretary of Vise Technologies, Inc. (“Vise”). Prior to Vise, Mr. Jafarnia worked as General Counsel, Executive Vice President and Secretary of Opto Investments, Inc. (formerly named Lonsdale Digital Management, Inc.), and currently serves as a member of its external advisory board. Previously, Mr. Jafarnia served as General Counsel and Chief Compliance Officer at Artivest Holdings, Inc., which position he held from October 2018 until February 2021, and as Chief Compliance Officer of Altegris Advisors LLC, which was the advisor to the Altegris KKR Commitments Fund. Prior to Artivest, Mr. Jafarnia served as Managing Director for Legal and Business Development at Provasi Capital Partners LP. Prior to that, from October 2014 to December 2017, he served as Senior Vice President of W.P. Carey Inc. (NYSE: WPC), as well as Senior Vice President and Chief Compliance Officer of Carey Credit Advisors, Inc. and as Chief Compliance Officer and General Counsel of Carey Financial, LLC. Prior to joining W. P. Carey Inc., Mr. Jafarnia served as Counsel to two American Lawyer Global 100 law firms in New York. From March 2014 to October 2014, Mr. Jafarnia served as Counsel in the REIT practice group at the law firm of Greenberg Traurig, LLP. From August 2012 to March 2014, Mr. Jafarnia served as Counsel in the Financial Services & Products Group and was a member of the REIT practice group of Alston & Bird, LLP. Between 2006 and 2012, Mr. Jafarnia served as a senior executive, in-house counsel, and Chief Compliance Officer for several alternative investment program sponsors, including, among others, American Realty Capital, a real estate investment program sponsor, and its affiliated broker-dealer, Realty Capital Securities, LLC. In addition, Mr. Jafarnia has served as a non-executive independent member of the board of directors of Ashford Hospitality Trust, Inc. (NYSE: AHT) since January 2013. Mr. Jafarnia also has served as an independent Trustee on the Board of Trustees of Bluerock Private Real Estate Fund (formerly Bluerock Total Income + Real Estate Fund) since 2021 and as an independent Trustee on the Board of Trustees of Bluerock High Income Institutional Credit Fund since 2022. Mr. Jafarnia received an L.L.M. in Securities and Financial Regulation in 2011 from Georgetown University Law Center, a J.D. degree in 1992 from Temple University and a B.A. degree in economics and government in 1988 from the University of Texas at Austin.

Mr. Jafarnia’s legal background and public company experience, as well as the additional experience described above, led the nominating and corporate governance committee to conclude Mr. Jafarnia should continue to serve as a member of our board of directors.

Romano Tio. Mr. Tio has served as an independent member of our board of directors since October 2022. Additionally, Mr. Tio served as an independent member of the board of directors of Bluerock Residential from January 2009 to October 2022. Mr. Tio served as Senior Managing Director of Greystone, a commercial real estate finance and investment firm, from March 2021 to March 2023. From June 2017 to March 2021, Mr. Tio served as Senior Managing Director at Ackman- Ziff, an institutional real estate capital advisory firm. From May 2009 to June 2017, Mr. Tio served as Managing Director of RM Capital Management LLC, a boutique real estate investment and advisory firm. From January 2008 to May 2009, Mr. Tio served as a Managing Director and co-head of the commercial real estate efforts of HCP Real Estate Investors, LLC, an affiliate of Harbinger Capital Partners Funds, a $10+ billion private investment firm specializing in event/distressed strategies. From August 2003 until December 2007, Mr. Tio was a Managing Director at Carlton Group Ltd., a boutique real estate investment banking firm where he was involved in over $2.5 billion worth of commercial real estate transactions. Earlier in his career, Mr. Tio was involved in real estate sales and brokerage for 25 years. Mr. Tio also has served as an independent Trustee of the Board of Trustees of Bluerock Private Real Estate Fund (formerly Bluerock Total Income + Real Estate Fund) since 2012 and as an independent Trustee on the Board of Trustees of Bluerock High Income Institutional Credit Fund since 2022. Mr. Tio received a B.S. degree in biochemistry in 1982 from Hofstra University.

Mr. Tio’s knowledge of the real estate industry, as well as the experience noted above, led the nominating and corporate governance committee to conclude Mr. Tio should continue to serve as a member of our board of directors.

Nomination of Directors

Our nominating and corporate governance committee, which consists of three of our independent directors, has adopted a nominating and corporate governance committee charter that details the committee’s principal functions. These functions include identifying and recommending to our full board of directors qualified candidates for election as directors, and recommending nominees for election as directors at the annual meeting of stockholders. Our bylaws provide that nominations of individuals for election to the board of directors at an annual meeting of stockholders may be made only (1) pursuant to our notice of the meeting, (2) by or at the direction of the board of directors or (3) by a stockholder who is a stockholder of record at the record date set by the board of directors for the purpose of determining stockholders entitled to vote at the meeting, at time of giving the advance notice required by our bylaws and at the time of the meeting (and any postponement or adjournment thereof), who is entitled to vote at the meeting in the election of each individual so nominated and who has complied with the advance notice procedures of our bylaws.

Nominations of individuals for election to the board of directors at a special meeting may be made only (1) by or at the direction of the board of directors or (2) provided that the board of directors has determined that directors will be elected at the meeting, by a stockholder who is a stockholder of record at the record date set by the board of directors for the purpose of determining stockholders entitled to vote at the meeting, at the time of giving the advance notice required by our bylaws and at the time of the special meeting (and any postponement or adjournment thereof), who is entitled to vote at the meeting in the election of each individual so nominated and who has complied with the advance notice provisions of our bylaws.

Board Membership Criteria

Our business involves a wide range of real estate, financing, accounting, management and financial reporting issues. In light of our business and structure, the full board of directors annually reviews the appropriate experience, skills and characteristics required of directors in the context of the then-current membership of the board of directors, and the nominating and corporate governance committee considers the experience, mix of skills, and other qualities of the directors and nominees with respect to all director nominations to ensure appropriate board composition. This assessment includes, in the context of the perceived needs of the board of directors at that time, issues of knowledge, experience, judgment and skills, such as an understanding of the real estate and real estate finance industries, accounting or financial management expertise, or marketing and branding experience. Our nominating and corporate governance committee and board of directors seeks to nominate directors with diverse backgrounds, experiences and skill sets that complement each other so as to maximize the collective knowledge, experience, judgment and skills of the entire board of directors. In particular, the nominating and corporate governance committee and board of directors believe that directors and nominees with the following qualities and experiences can assist in meeting this goal:

•	Senior Leadership Experience. Directors with experience in significant leadership positions provide the Company with perspective in analyzing, shaping and overseeing the execution of operational, organizational and strategic issues at a senior level. Further, such persons have a practical understanding of balancing operational and strategic goals and risk management.

•	Business Entrepreneurship and Transactional Experience. Directors who have a background in entrepreneurial businesses and growth transactions can provide insight into developing and implementing strategies for partnering in joint ventures and/or growing via mergers and acquisitions. Further, such directors have a practical understanding of the valuation of transactions and business opportunities and management’s plans for integration with existing operations.

•	Financial and Accounting Experience. An understanding of the financial markets, corporate finance, accounting requirements and regulations and accounting and financial reporting processes allows directors to understand, oversee and advise management with respect to the Company’s operating and strategic performance, capital structure, financing and investing activities, financial reporting and internal control of such activities. The Company seeks to have a number of directors who qualify as audit committee financial experts and expects all of its directors to be financially knowledgeable.

•	Real Estate Experience. An understanding of real estate issues, particularly with respect to real estate investment trusts, real estate development and apartment communities, brings critical industry- specific knowledge and experience to our board of directors. Education and experience in the real estate industry is useful in understanding the Company’s acquisition and development of apartment communities and the competitive landscape of our industry.

•	Marketing and Branding Experience. Directors with extensive marketing, branding and communications experience can offer advice and insights with regard to strategic, operational and financial aspects of the Company’s integrated and digital marketing. A background in brand management, customer engagement and e-commerce is valuable to the Company’s development and implementation of strategies to strengthen our branding and marketing initiatives and build our overall brand position.

The composition of our board of directors also reflects our commitment to diversity. We believe that multiple and varied points of view facilitate more balanced, wide-ranging discussion in the boardroom, and contribute to a more effective decision-making process. Of the five incumbent members of our board of directors, one (1) is female, and four (4) self-identify as ethnic minorities:

	Gender Diversity
Women:	1	20%
Men:	4	80%

	Ethnic Diversity
Minority:	4	80%
Non-minority:	1	20%

Other considerations in director nominations include the ability of the candidate to attend board meetings regularly and to devote an appropriate amount of time in preparation for those meetings. It also is expected that those nominated to serve as independent directors will be individuals who possess a reputation and hold positions or affiliations befitting a director of a publicly held company and who are actively engaged in their occupations or professions. The board of directors reviewed these criteria in connection with director nominations for the Annual Meeting, and determined that each of the nominees for election to our board of directors satisfies these criteria.

A vacancy in our board of directors may be filled only by the vote of a majority of the remaining directors, even if the remaining directors do not constitute a quorum, and any director elected to fill a vacancy will serve for the remainder of the full term of the directorship in which the vacancy occurred and until a successor is elected and qualifies or until his or her earlier death, resignation or removal. Any director may resign at any time. Our charter further provides that any or all of our directors may be removed from office for cause, and then only by the affirmative vote of at least a majority of the votes entitled to be cast generally in the election of directors. For these purposes, “cause” means, with respect to any particular director, conviction of a felony or final judgment of a court of competent jurisdiction holding that such director caused demonstrable material harm to us through bad faith or active and deliberate dishonesty.

Each director will serve a term beginning on the date of his or her election and ending on the next annual meeting of the stockholders and when his or her successor is duly elected and qualifies. Under our bylaws, in order to be elected as a director, a director nominee must receive the affirmative vote of a plurality of all votes cast at a meeting at which a quorum is present. However, because holders of Common Stock have no right to cumulative voting for the election of directors, at each annual meeting of stockholders, the holders of a majority of the outstanding shares of Common Stock will be able to elect all of the directors.

Committees of the Board of Directors

The board of directors has established three committees: an audit committee, a compensation committee and a nominating and corporate governance committee. All of our committees consist solely of independent directors. The principal functions of these committees are briefly described below. Our board of directors may from time to time establish other committees to facilitate our management. The committee charters are available on our website at www.bluerock.com/bluerock-homes-trust/governance-documents.

Audit Committee

Our board of directors has established an audit committee, which is comprised of three of our independent directors: I. Bobby Majumder, Kamal Jafarnia, and Romano Tio. Mr. Majumder is the chairman of our audit committee, and is designated as the audit committee financial expert as defined by the applicable rules promulgated by the SEC and the NYSE American corporate governance listing standards.

The audit committee meets on a regular basis, at least quarterly and more frequently as necessary. The audit committee’s primary functions are:

•	to evaluate and approve the audit and non-audit services and fees of our independent registered public accounting firm;

•	to periodically review the auditors’ independence; and

•	to assist our board of directors in fulfilling its oversight responsibilities by reviewing the financial information to be provided to the stockholders and others, management’s system of internal controls and procedures, and the audit and financial reporting process.

The audit committee also reviews and approves certain related party transactions, as described under “Certain Relationships and Related Party Transactions — Related Party Transaction Policy.” The audit committee fulfills these responsibilities primarily by carrying out the activities enumerated in the audit committee charter, as updated and revised by the audit committee, dated as of September 27, 2022.

The audit committee charter is available on our website at www.bluerock.com/bluerock-homes-trust/ governance-documents.

Compensation Committee

Our board of directors has established a compensation committee, which is comprised of three of our independent directors: Romano Tio, Elizabeth Harrison, and I. Bobby Majumder. Mr. Tio is the chairman of our compensation committee. Our compensation committee charter details the principal functions of the compensation committee. These functions include:

•	reviewing and approving on an annual basis the corporate goals and objectives relevant to our Chief Executive Officer’s compensation, if any;

•	evaluating our Chief Executive Officer’s performance in light of such goals and objectives, and determining and approving the remuneration of our Chief Executive Officer, if any, based on such evaluation;

•	reviewing and approving the compensation, if any, of all of our other executive officers;

•	reviewing our executive compensation policies and plans;

•	overseeing plans and programs related to the compensation of our Manager, including fees payable to our Manager pursuant to the Management Agreement;

•	implementing and administering our incentive compensation equity-based remuneration plans, if any;

•	assisting management in complying with our proxy statement and annual report disclosure requirements;

•	producing a report on executive compensation to be included in our annual proxy statement; and reviewing, evaluating and recommending changes, if appropriate, to the remuneration for our independent directors.

The compensation committee charter is available on our website at www.bluerock.com/bluerock-homes- trust/governance-documents.

Compensation Committee Interlocks and Insider Participation

Our compensation committee is comprised of three of our independent directors. None of these individuals has at any time served as an officer or employee of the Company. None of our executive officers has served as a director or member of the compensation committee of any entity that has one or more of its executive officers serving as a member of our board of directors or compensation committee.

Nominating and Corporate Governance Committee

Our board of directors has established a nominating and corporate governance committee, which is comprised of three of our independent directors: I. Bobby Majumder, Kamal Jafarnia, and Romano Tio. Mr. Majumder is the chairman of our nominating and corporate governance committee. Our nominating and corporate governance committee charter details the principal functions of the nominating and corporate governance committee. These functions include:

•	identifying and recommending qualified candidates to our full board of directors for election as directors, and recommending nominees for election as directors at the annual meeting of stockholders;

•	developing and recommending corporate governance guidelines to our board of directors, and implementing and monitoring such guidelines;

•	reviewing and making recommendations on matters involving the general operation of our board of directors, including board size and composition, and committee composition and structure;

•	recommending nominees for each committee of our board of directors to our board of directors;

•	annually facilitating the assessment of our board of directors’ performance as a whole and of the individual directors, as required by applicable law, regulations and the NYSE American corporate governance listing standards; and

•	overseeing our board of directors’ evaluation of management.

The nominating and corporate governance committee may form and delegate authority to subcommittees in its discretion, provided that such subcommittees must be composed entirely of independent directors, and each such subcommittee must have its own charter setting forth its purpose and responsibilities. The nominating and corporate governance committee charter is available on our website at www.bluerock.com/bluerock-homes-trust/governance-documents.

Compensation of Directors

Each of our independent directors is entitled to annual cash and equity retainers of $50,000 and $75,000, respectively. In addition, the lead independent director, the audit committee chairman, the compensation committee chairman, and the nominating and corporate governance chairman are entitled to annual retainers of $15,000, $15,000, $10,000, and $10,000, respectively. Each member of the audit committee, the compensation committee, and the nominating and corporate governance committee are further entitled to annual retainers of $7,500, $5,000, and $5,000, respectively. In addition, all directors receive reimbursement of reasonable out-of-pocket expenses incurred in connection with attendance at meetings of our board of directors.

We have provided below certain information regarding compensation earned by and paid to our directors during fiscal year 2025 (amounts in thousands).

Name	Fees Paid in Cash in 2025		LTIP Unit Awards(1)	Total
Elizabeth Harrison	$55,000	(2)	$75,000	$130,000
Kamal Jafarnia	62,500	(3)	75,000	137,500
I. Bobby Majumder	95,000	(4)	75,000	170,000
Romano Tio	72,500	(5)	75,000	147,500
R. Ramin Kamfar	—		—	—

(1)	Includes 5,405 LTIP Units granted under the 2022 Individuals Plan to each of Ms. Harrison, Mr. Jafarnia, Mr. Majumder and Mr. Tio in payment of the equity portion of their respective annual retainers for fiscal year 2025. The amounts reported for each non-employee director reflect the grant date fair value of the award based on the volume weighted average price of the Company’s Class A common stock on the NYSE American on the twenty (20) trading days prior to the grant date (i.e., $13.876).

(2)	Includes (i) cash portion of annual retainer for fiscal year 2025 of $50,000 and (ii) compensation committee member retainer for fiscal year 2025 of $5,000.

(3)	Includes (i) cash portion of annual retainer for fiscal year 2025 of $50,000, (ii) audit committee member retainer for fiscal year 2025 of $7,500, and (iii) nominating and corporate governance committee member retainer for fiscal year 2025 of $5,000.

(4)	Includes (i) cash portion of annual retainer for fiscal year 2025 of $50,000, (ii) lead independent director retainer for fiscal year 2025 of $15,000, (iii) audit committee chairman retainer for fiscal year 2025 of $15,000, (iv) compensation committee member retainer for fiscal year 2025 of $5,000, and (v) nominating and corporate governance committee chairman retainer for fiscal year 2025 of $10,000.

(5)	Includes (i) cash portion of annual retainer for fiscal year 2025 of $50,000, (ii) audit committee member retainer for fiscal year 2025 of $7,500, (iii) compensation committee chairman retainer for fiscal year 2025 of $10,000, and (iv) nominating and corporate governance committee member retainer for fiscal year 2025 of $5,000.

Delinquent Section 16(a) Reports

Section 16(a) of the Securities Exchange Act of 1934 (the “Exchange Act”) requires our directors and executive officers, and any persons beneficially owning more than 10% of our outstanding shares of Common Stock, to file with the SEC reports with respect to their initial ownership of our Common Stock and reports of changes in their ownership of our Common Stock. As a matter of practice, our administrative staff and outside counsel assists our directors and executive officers in preparing these reports, and typically file those reports on behalf of our directors and executive officers. Based solely on a review of the copies of such forms filed with the SEC during fiscal year 2025 and on written representations from our directors and executive officers, we believe that during fiscal year 2025, all of our directors and executive officers filed the required reports on a timely basis under Section 16(a), and all persons beneficially owning more than 10% of our outstanding shares of Common Stock filed the required reports on a timely basis under Section 16(a).

Insider Trading Policy

Our Insider Trading Policy governs the purchase, sale, and/or other transactions of our securities by our directors, officers, employees, and all officers and other employees of the Manager or its affiliate, BREH, who provide services to the Company (collectively, “Covered Persons”).

We believe our Insider Trading Policy is reasonably designed to promote compliance with insider trading laws, rules and regulations and applicable NYSE American listing standards. Our Insider Trading Policy prohibits Covered Persons from trading (or tipping others to trade) in Company securities on the basis of material, non-public information and during blackout periods, and provides for pre-clearance procedures for transactions involving Company securities by Covered Persons. Our Insider Trading Policy also prohibits Covered Persons from engaging in certain transactions, including “short” sales, sales “against the box,” buying or selling puts or calls, buying financial instruments designed to hedge or offset any decrease in the market value of Company securities owned by the Covered Person directly or indirectly, and frequent trading to take advantage of fluctuations in share price.

Item 11.   Executive Compensation

Emerging Growth Company Status

We are an emerging growth company, as defined in the JOBS Act. Under this Act, we are permitted to and have elected to rely on exemptions from certain disclosure requirements that are applicable to other companies that are not emerging growth companies. Accordingly, we have not included a compensation discussion and analysis of our executive compensation programs or tabular compensation information. In addition, for so long as we are an emerging growth company, we will not be required to submit certain executive compensation matters to our stockholders for advisory votes, such as “say-on-pay” and “say-on- frequency” of say-on-pay votes.

Overview of Compensation Program and Philosophy

Bluerock Homes Trust, Inc. has no employees. We are externally managed by our Manager, Bluerock Homes Manager, LLC, pursuant to the Management Agreement. As our Chief Executive Officer, R. Ramin Kamfar is our sole Named Executive Officer (our “NEO”). However, all of our executive officers, including our NEO, are employees of our Manager. Our Manager is responsible, and we do not reimburse our Manager or its affiliates, for the cash compensation or benefits awarded to personnel of our Manager who serve as our NEO or as our other executive officers. We have not paid, and do not expect to pay in 2025, any cash or other compensation to our NEO or to our other executive officers.

Incentive Plans

Prior to the annual meeting of the Company’s stockholders held on June 11, 2025 (the “2025 Annual Meeting”), the Company had in effect the Bluerock Homes Trust, Inc. 2022 Equity Incentive Plan for Individuals (the “2022 Individuals Plan”) and the Bluerock Homes Trust, Inc. 2022 Equity Incentive Plan for Entities (the “2022 Entities Plan,”) and together with the 2022 Individuals Plan, the “2022 Incentive Plans”). On April 15, 2025, our board of directors approved the amendment and restatement of each of the 2022 Individuals Plan (as so amended and restated, the “Amended Individuals Plan”) and the 2022 Entities Plan (as so amended and restated, the “Amended Entities Plan,” and together with the Amended Individuals Plan, the “Amended Incentive Plans,” and collectively with the 2022 Incentive Plans, the “BHM Incentive Plans”), subject to the approval of the Company's stockholders at the 2025 Annual Meeting, and the Amended Incentive Plans became effective upon such stockholder approval.

The BHM Incentive Plans provide for the grant of options to purchase shares of our common stock, stock awards, stock appreciation rights, performance units, incentive awards and other equity-based awards, , to assist the Company in attracting and retaining independent directors, executive officers and other key employees, including officers and employees of our Manager and Operating Partnership and their affiliates and other service providers, including our Manager and its affiliates. The BHM Incentive Plans are generally administered by the compensation committee of our board of directors.

The aggregate number of shares of our Class A Common Stock authorized for issuance under the BHM Incentive Plans is 4,022,109, with (i) 1,625,000 shares available for issuance under the BHM Incentive Plans, and (ii) 2,397,109 shares subject to awards granted under the Bluerock Residential Growth REIT, Inc. Amended and Restated 2014 Equity Incentive Plan for Individuals and the Bluerock Residential Growth REIT, Inc. Amended and Restated 2014 Equity Incentive Plan for Entities (together, the “Prior Plans”) that may become available for issuance or reissuance, as applicable, under the BHM Incentive Plans if such awards are forfeited, canceled or otherwise terminated (other than by exercise).

2025 Equity Incentive Compensation Grants to Executive Officers Under BHM Incentive Plans

During 2025, our Chief Executive Officer did not receive any equity incentive compensation grants under the BHM Incentive Plans. All equity incentive compensation grants under the BHM Incentive Plans to our other executive officers during 2025 were time-based and vest ratably over a three year period.

Equity Award Grant Practices

Equity awards under our BHM Incentive Plans, including those made to our executive officers, must be approved by the Compensation Committee. No stock option awards were granted to any of our executive officers in fiscal year 2025. During fiscal year 2025, we did not grant equity awards to our executive officers during the four business days prior to or the one business day following the filing of our periodic reports or the filing or furnishing of a Form 8-K that discloses material nonpublic information. The Compensation Committee did not take material nonpublic information into account when determining the timing and terms of equity awards during fiscal year 2025, and we do not time the disclosure of material nonpublic information for the purpose of affecting the value of equity award grants to our executive officers.

Stock Ownership Guidelines

To further align the interests of our executive officers and directors with the interests of our stockholders, and to promote our commitment to sound corporate governance, our board of directors has implemented stock ownership guidelines for our executive officers and our independent directors.

The Stock Ownership Guidelines provide that, within five years of the later date of adoption of the guidelines or the date an individual first becomes subject to the guidelines upon becoming a director or executive officer:

•	our Chief Executive Officer is required to own shares of our common stock, including restricted stock, valued at a minimum of $2.5 million;

•	all other executive officers are required to own shares of our common stock, including restricted stock, valued at a minimum of $750,000; and

•	independent directors are required to own shares of our common stock valued at a minimum of three times their annual cash retainer for service on the board of directors.

Any shares owned directly or indirectly (including shares owned in trust and including restricted stock) by the executive officer or director, or his or her spouse or minor children, will constitute qualifying shares that count toward satisfaction of the Stock Ownership Guidelines, and that any deferred or restricted stock units, OP units and LTIP units (with each such OP unit and LTIP unit counting as, and having a value equivalent to, one share of our common stock) owned by the executive officer or director will also constitute qualifying shares that count toward satisfaction of the Stock Ownership Guidelines. Any shares underlying stock options will not count toward satisfaction of the Stock Ownership Guidelines.

As of December 31, 2025, all of our directors and executive officers were in compliance with our Stock Ownership Guidelines or on track to be compliant within the five-year period specified by the guidelines.

Pledging Policy

Our board of directors has adopted a Pledging Policy Regarding Company Securities (the “Pledging Policy”). The Pledging Policy is designed to achieve the following goals:

•	prohibit any pledging by executive officers or directors for the purpose of hedging the pledgor’s exposure to fluctuations in the Company’s stock price;

•	strictly limit the amount of leverage allowed on executive officer or director loans from third parties for which a portion of their holdings of Company equity securities have been pledged as collateral, to protect the Company and its stockholders from potential risks associated with a forced sale by the lender;

•	require audit committee pre-certification and pre-approval prior to the entry by any executive officer or director into any proposed loan or other arrangement requiring the pledging of Company securities; and

•	foster and encourage our executive officers and directors to maintain and increase their equity ownership levels well above the levels mandated by the Company’s Stock Ownership Guidelines, thereby strengthening the alignment of their economic interests in the Company with those of stockholders, in part by permitting them, subject to the strict leverage restrictions, pre-approval and ongoing audit committee monitoring and oversight addressed above, to pledge a limited amount of their Company equity to secure loans. Such limited pledging will offer them access to liquidity, for purposes other than to serve as a hedge, and provide them with an alternative to the sale of such Company equity and the resulting, undesirable reduction in equity ownership and dilution of alignment of interests with stockholders.

Our board of directors will foster and encourage high levels of equity ownership of the Company’s equity securities by our executive officers and directors in the interest of providing the strongest-possible incentive to align the interests of our executive officers and directors with those of our stockholders. Our board of directors believes that an absolute prohibition on pledging would run counter to these objectives, with the unintended and undesirable consequence of leaving our executive officers and directors with no means of accessing legitimate liquidity needs, other than by the sale of their Company securities holdings.

The Pledging Policy entirely prohibits the Company’s executive officers and directors from pledging, or otherwise using as collateral to secure any loan or other obligation, any Company securities that such executive officer or director is required to hold pursuant to the Company’s Stock Ownership Guidelines.

The Pledging Policy prohibits any pledging by executive officers or directors for the purpose of hedging the pledgor’s exposure to fluctuations in the Company’s stock price.

The Pledging Policy strictly limits pledges by our executive officers and directors, subject to audit committee oversight, to only those Company securities they hold in excess of the Stock Ownership Guidelines applicable to them (such excess, to the extent pledged, the “Pledged Shares”). The Pledging Policy requires executive officers and directors to pre-certify and obtain pre-approval from the audit committee for any such new pledging arrangement, and requires re-certification to the audit committee of compliance with the Pledging Policy with respect to existing pledging arrangements. In addition, the Pledging Policy requires all pledgors to annually certify to the audit committee his or her ongoing compliance therewith.

The Pledging Policy further limits the number of permitted Pledged Shares by setting a maximum leverage rate of thirty percent (30%), such that the number of Pledged Shares cannot exceed, on an annual basis, thirty percent (30%) of the time-weighted value of the lender’s entire collateral package, inclusive of the Pledged Shares.

The audit committee monitors compliance with the Pledging Policy by requiring certain certifications from each executive officer or director with a new or existing loan secured in part by Pledged Shares. Prior to entering into any such new pledge, an executive officer or director must certify to the audit committee that the pledge is limited to only such Company securities held in excess of the applicable Stock Ownership Guidelines, and that its sole purpose is not to serve as a hedging arrangement. With respect to previously existing pledge arrangements, promptly following adoption of the Pledging Policy, each executive officer or director must certify to the audit committee that its existing pledge arrangement is not for the sole purpose of serving as a hedging arrangement. In addition, within ten (10) days following each annual meeting of the Company’s stockholders, each pledgor must certify to the audit committee that its Pledged Shares comprised thirty percent (30%) or less of the time-weighted value of the creditor’s collateral package, inclusive of the Pledged Shares.

The Pledging Policy’s restrictions, structuring and certification obligations are intended to mitigate the risks from a forced sale due to a default under the subject loan or as a result of a decline in the market price of our Class A common stock, should such market price be the valuation parameter applicable to the lender’s collateral package. First, even if an event occurred that would enable a lender to exercise forced sale rights, the fact that the Pledged Shares are limited to thirty percent (30%) of the time-weighted collateral package means that the lender should have other sources of collateral with which to cover its loan, and thus may not pursue a forced sale, even if authorized to do so. Further, to the extent that the subject loan has covenants tied to the value of its overall collateral package, valuing the Pledged Shares according to the market price of our Class A common stock mitigates the risk related to even a precipitous drop in such market price, as such a drop might not result in a significant reduction in the value of the lender’s overall collateral package to the point of causing a default, in which case, all else being equal, the lender would not have a forced sale right at all.

The Pledging Policy simultaneously fulfills the objectives and strategy of the board of directors to further the alignment of stockholder interests by heavily weighting the compensation of our executive officers and directors in Company equity, while recognizing their legitimate need to access liquidity from their earned equity if desired, providing them with a method to do so without having to sell their equity to access that liquidity, thereby reducing their ownership and diluting their alignment with stockholder interests.

Anti-Hedging Policy

Our Insider Trading Policy expressly prohibits our directors, officers and employees from engaging in any of the following hedging transactions with respect to any Company securities at any time: short sales (including short sales “against the box”); buying or selling puts or calls; buying financial instruments designed to hedge or offset any decrease in the market value of Company securities owned by the individual directly or indirectly, including prepaid variable forward contracts, equity swaps, collars and exchange funds; and frequent trading to take advantage of fluctuations in share price.

Clawback Policy

Our compensation committee has adopted a policy on the possible recoupment, or “clawback,” of Incentive Fees from our Manager. The policy will be invoked in the event that (a) the Company is required to restate its financial statements due to material noncompliance with any financial reporting requirement under U.S. federal securities laws (whether or not based on fraud or misconduct) and the board of directors or the compensation committee has not determined that such restatement (i) is required or permitted under GAAP in connection with the adoption or implementation of a new accounting standard, or (ii) was caused by the Company’s decision to change its accounting practice, as permitted by applicable law, and (b) the performance measurement period with respect to such Incentive Fees includes one or more fiscal periods affected by such restatement.

In such event, under the terms of the policy, our board of directors or the compensation committee will determine whether, within three (3) completed fiscal years preceding the restatement date and any interim period, our Manager received Incentive Fees in excess of the amount to which it would otherwise have been entitled based on the restated financial statements (such excess amount, “Excess Compensation”). If the board of directors or the compensation committee determines that our Manager received Excess Compensation, the Company will be entitled to recover such Excess Compensation from the Manager, and our board of directors or the compensation committee, in its sole discretion and subject to applicable law, will take such action as it deems necessary to recover such Excess Compensation. Such actions may include requiring repayment or return of prior Incentive Fees paid to our Manager, including Incentive Fees not affected by the accounting restatement, or adjusting the amounts of future fees payable to our Manager.

Our board of directors and compensation committee recognize that the Dodd-Frank legislation enacted in 2010 may, following rulemaking, require some modification of these policies. Our board of directors and compensation committee intend to review any rules adopted as a result of that legislation and to adopt any modifications to these policies that become required by applicable law

Item 12.   Security Ownership of Certain Beneficial Owners and Management and Related Stockholder Matters

The table below sets forth, as of March 6, 2026, certain information regarding the beneficial ownership of shares of our Class A common stock, shares of our Class C common stock, and shares of common stock issuable upon redemption of OP Units and LTIP Units, for (1) each person known to be the beneficial owner of 5% or more of our outstanding shares of common stock, (2) each of our directors and named executive officers, and (3) all of our directors and named executive officers as a group. Each person named in the table has sole voting and investment power with respect to all of the shares of common stock shown as beneficially owned by such person, except as otherwise set forth in the notes to the table.

The SEC has defined “beneficial ownership” of a security to mean the possession, directly or indirectly, of voting power and/or investment power over such security. A stockholder is also deemed to be, as of any date, the beneficial owner of all securities that such stockholder has the right to acquire within 60 days after that date through (1) the exercise of any option, warrant or right, (2) the conversion of a security, (3) the power to revoke a trust, discretionary account or similar arrangement or (4) the automatic termination of a trust, discretionary account or similar arrangement. In computing the number of shares beneficially owned by a person and the percentage ownership of that person, our shares of common stock subject to options, vesting, or other rights (as set forth above) held by that person that are exercisable or will become exercisable within 60 days thereafter, are deemed outstanding, while such shares are not deemed outstanding for purposes of computing percentage ownership of any other person.

Name of Beneficial Owner	Title of Class of Securities Owned	Amount and Nature of Beneficial Ownership	Percent of Class(2)	Amount of Beneficial Ownership	Percent of Common Stock(3)
Directors and Named Executive Officers(1)
Named Executive Officers
R. Ramin Kamfar	Class A Common Stock	27,719	*	1,341,907	10.41%
	Class C Common Stock	5,247	61.81%
	OP Units(4)	156,214	2.12%
	LTIP Units(5)(6)	1,152,727	74.17%

Jordan Ruddy	Class A Common Stock	1,820	*	665,100	5.16%
	Class C Common Stock	1,083	12.76%
	OP Units(7)	507,057	6.88%
	LTIP Units(8)	155,140	9.76%

Ryan S. MacDonald	Class C Common Stock	341	4.02%	544,441	4.22%
	OP Units	481,085	6.53%
	LTIP Units(9)	63,015	4.03%

Christopher J. Vohs	Class A Common Stock	1,821	*	107,562	*
	OP Units	84,412	1.15%
	LTIP Units(10)	21,329	1.37%

Michael DiFranco	Class A Common Stock	419	*	84,036	*
	OP Units	55,881	*
	LTIP Units(11)	27,736	1.78%

Jason Emala	Class A Common Stock	596	*	19,867	*
	LTIP Units(12)	19,271	1.24%

Independent Directors
I. Bobby Majumder	Class A Common Stock	1,778	*	52,954	*
	OP Units	23,356	*
	LTIP Units	27,820	1.79%

Elizabeth Harrison	OP Units	19,470	*	47,290	*
	LTIP Units	27,820	1.79%

Kamal Jafarnia	OP Units	14,562	*	42,382	*
	LTIP Units	27,820	1.79%

Romano Tio	Class A Common Stock	3,211	*	54,387	*
	OP Units	23,356	*
	LTIP Units	27,820	1.79%

All directors and named executive officers as a group (10 persons)(2)		2,959,926	22.95%	2,959,926	22.95%
5% Stockholders:
Par Sanda 501 N. Birch Rd, Unit 3 Fort Lauderdale, FL 33304(13)	Class A Common Stock	570,749	14.67%	570,749	4.43%
The Radoff Family Foundation 2727 Kirby Drive, Unit 29L Houston, TX 77098(14)	Class A Common Stock	344,800	8.86%	344,800	2.67%
Hedgehog Capital LLC 1117 E. Putnam Ave #320 Riverside, CT 06878(15)	Class A Common Stock	337,952	8.69%	337,952	2.62%
Quinn Opportunity Partners LLC 2 Boars Head Place, Suite 250 Charlottesville, VA 22903(16)	Class A Common Stock	228,282	5.87%	228,282	1.77%

*   Less than 1%.

(1)       The address of each beneficial owner listed is 919 Third Avenue, 40th Floor, New York, New York 10022.

(2)       Numbers and percentages in the table are based on 3,889,613 vested shares of Class A common stock outstanding, 8,489 shares of Class C common stock outstanding, 7,365,404 OP Units outstanding, and 1,554,185 vested LTIP Units outstanding, in each case as of March 6, 2026, and 78,677 unvested LTIP Units outstanding that will vest within 60 days of March 6, 2026, for a total of 12,896,368 shares of vested Class A Common Stock, Class C Common Stock, OP Units and LTIP Units outstanding. However, numbers and percentages do not include 234,350 remaining unvested LTIP Units outstanding as of March 6, 2026, comprised of (i) 205,818 remaining unvested LTIP Units outstanding as of March 6, 2026 as addressed in footnotes (5) through (13) below, and (ii) 28,532 remaining unvested LTIP Units outstanding as of March 6, 2026 owned by parties other than our directors and named executive officers. Percentages for all named executive officers and directors as a group is based on the combined total of all 12,896,368 shares of vested Class A Common Stock, Class C Common Stock, OP Units and LTIP Units outstanding as of March 6, 2026, as each is an equivalent unit of ownership.

(3)       Percent of Common Stock for each executive officer, director, and 5% stockholder is calculated using the combined total of all shares of vested Class A common stock, Class C common stock, OP Units, and LTIP Units, as each is an equivalent unit of ownership, relative to the combined total of 12,896,368 shares of vested Class A common stock, Class C common stock, OP Units and LTIP Units outstanding as of March 6, 2026.

(4)       In addition, for estate planning purposes, certain irrevocable trusts associated with Mr. Kamfar, of which members of Mr. Kamfar’s immediate family are the beneficiaries and of which Mr. Kamfar is neither a trustee nor a beneficiary, hold an aggregate of 4,753,551 OP Units.

(5)       Total includes 23,064 LTIP Units issued to the Manager as part of an initial staking grant on November 3, 2022 (the “Initial Staking Grant”), of which 7,688 vested on each of November 3, 2023, November 3, 2024, and November 3, 2025. Total does not include (i) 15,375 remaining unvested LTIP Units issued to the Manager in connection with the Initial Staking Grant, which will vest ratably on an annual basis on each of November 3, 2026 and November 3, 2027 (collectively, the “Remaining Initial Staking Grant Vesting Dates”). As the indirect controlling person of the Manager, Mr. Kamfar possesses sole voting and investment power over LTIP Units that are currently held by the Manager and its affiliates under common control.

(6)       Total includes 75,607 LTIP Units issued to Mr. Kamfar as part of the Initial Staking Grant, of which 25,203 vested on November 3, 2023, 25,202 vested on November 3, 2024, and 25,202 vested on November 3, 2025. Total does not include 50,404 remaining unvested LTIP Units issued to Mr. Kamfar in connection with the Initial Staking Grant, which will vest ratably on an annual basis over the Remaining Initial Staking Grant Vesting Dates.

(7)      Total includes an aggregate of 380,390 OP Units held, for estate planning purposes, by irrevocable trusts associated with Mr. Ruddy and for which beneficial ownership is allocable to Mr. Ruddy. Total does not include an aggregate of 266,546 OP Units held, for estate planning purposes, by irrevocable trusts associated with Mr. Ruddy and for which beneficial ownership is not allocable to Mr. Ruddy.

(8)       Total includes (i) 25,630 LTIP Units issued to Mr. Ruddy as part of the Initial Staking Grant, of which 8,544 vested on November 3, 2023, 8,543 vested on November 3, 2024, and 8,543 vested on November 3, 2025, (ii) 34,585 LTIP Units issued to Mr. Ruddy as part of the annual long term equity incentive grant on May 25, 2023 (the “2023 Annual Incentive Grant”), of which 11,529 vested on May 25, 2024, 11,528 vested on April 1, 2025, and 11,528 will vest on April 1, 2026, (iii) 29,702 LTIP Units issued to Mr. Ruddy as part of the 2024 annual long term equity incentive grant on April 30, 2024 (the “2024 Annual Incentive Grant”), of which 14,851 vested on April 30, 2025 and 14,851 will vest on April 30, 2026, and (iv) 9,788 LTIP Units issued to Mr. Ruddy as part of the annual long term equity incentive grant on April 23, 2025 (the “April 23, 2025 Annual Incentive Grant”) which will vest on April 23, 2026. Total does not include (i) 17,086 remaining unvested LTIP Units issued to Mr. Ruddy in connection with the Initial Staking Grant, which will vest ratably over the Remaining Initial Staking Grant Vesting Dates, (ii) 14,850 unvested LTIP Units issued to Mr. Ruddy as part of the 2024 Annual Incentive Grant, which will vest on April 30, 2027 (the “Remaining 2024 Annual Incentive Grant Vesting Date”), or (iii) 19,576 unvested LTIP Units issued to Mr. Ruddy as part of the annual long term equity incentive grant on April 23, 2025 (the “April 23, 2025 Annual Incentive Grant”), which will vest ratably on each of April 1, 2027 and April 1, 2028 (collectively, the “Remaining April 23, 2025 Annual Incentive Grant Vesting Dates”).

(9)       Total includes (i) 48,696 LTIP Units issued to Mr. MacDonald as part of the Initial Staking Grant, of which 16,232 vested on each of November 3, 2023, November 3, 2024, and November 3, 2025, (ii) 11,424 LTIP Units issued to Mr. MacDonald as part of the 2024 Annual Incentive Grant, of which 5,712 vested on April 30, 2025 and 5,712 will vest on April 30, 2026, and (iii) 2,895 LTIP Units issued to Mr. MacDonald as part of the April 23, 2025 Annual Incentive Grant, which will vest on April 23, 2026. Total does not include (i) 32,464 remaining unvested LTIP Units issued to Mr. MacDonald in connection with the Initial Staking Grant, which will vest ratably over the Remaining Initial Staking Grant Vesting Dates, (ii) 5,712 unvested LTIP Units issued to Mr. MacDonald as part of the 2024 Annual Incentive Grant, which will vest on the Remaining 2024 Annual Incentive Grant Vesting Date, or (iii) 5,790 unvested LTIP Units issued to Mr. MacDonald as part of the April 23, 2025 Annual Incentive Grant, which will vest ratably over the Remaining April 23, 2025 Annual Incentive Grant Vesting Dates.

(10)     Total includes (i) 12,816 LTIP Units issued to Mr. Vohs as part of the Initial Staking Grant, of which 4,272 vested on each of November 3, 2023, November 3, 2024, and November 3, 2025, (ii) 3,706 LTIP Units issued to Mr. Vohs as part of the 2023 Annual Incentive Grant, of which 1,236 vested on May 25, 2024, 1,235 vested on April 1, 2025, and 1,235 will vest on April 1, 2026, (iii) 3,428 LTIP Units issued to Mr. Vohs as part of the 2024 Annual Incentive Grant, of which 1,714 vested on April 30, 2025 and 1,714 will vest on April 30, 2026, and (iv) 1,379 LTIP Units issued to Mr. Vohs as part of the annual long term equity incentive grant on April 1, 2025 (the “April 1, 2025 Annual Incentive Grant”), which will vest on April 1, 2026. Total does not include (i) 8,542 remaining unvested LTIP Units issued to Mr. Vohs in connection with the Initial Staking Grant, which will vest ratably over the Remaining Initial Staking Grant Vesting Dates, (ii) 1,713 unvested LTIP Units issued to Mr. Vohs as part of the 2024 Annual Incentive Grant, which will vest on the Remaining 2024 Annual Incentive Grant Vesting Date, or (iii) 2,757 unvested LTIP Units issued to Mr. Vohs as part of the April 1, 2025 Annual Incentive Grant, which will vest ratably on each of April 1, 2027 and April 1, 2028 (collectively, the “Remaining April 1, 2025 Annual Incentive Grant Vesting Dates”).

(11)     Total includes (i) 19,223 LTIP Units issued to Mr. DiFranco as part of the Initial Staking Grant, of which 6,408 vested on each of November 3, 2023 and November 3, 2024, and 6,407 vested on November 3, 2025, (ii) 3,706 LTIP Units issued to Mr. DiFranco as part of the 2023 Annual Incentive Grant, of which 1,236 vested on May 25, 2024 and 1,235 vested on April 1, 2025, and 1,235 which will vest on April 1, 2026, (iii) 3,428 LTIP Units issued to Mr. DiFranco as part of the 2024 Annual Incentive Grant, of which 1,714 vested on April 30, 2025 and 1,714 will vest on April 30, 2026, and (iv) 1,379 LTIP Units issued to Mr. DiFranco as part of the April 1, 2025 Annual Incentive Grant, which will vest on April 1, 2026. Total does not include (i) 12,814 remaining unvested LTIP Units issued to Mr. DiFranco in connection with the Initial Staking Grant, which will vest ratably over the Remaining Initial Staking Grant Vesting Dates, (ii) 1,713 unvested LTIP Units issued to Mr. DiFranco as part of the 2024 Annual Incentive Grant, which will vest on the Remaining 2024 Annual Incentive Grant Vesting Date, or (iii) 2,757 unvested LTIP Units issued to Mr. DiFranco as part of the April 1, 2025 Annual Incentive Grant, which will vest ratably over the Remaining April 1, 2025 Annual Incentive Grant Vesting Dates.

(12)     Total includes (i) 15,378 LTIP Units issued to Mr. Emala as part of the Initial Staking Grant, of which 5,126 vested on each of November 3, 2023, November 3, 2024, and November 3, 2025, (ii) 2,514 LTIP Units issued to Mr. Emala as part of the 2024 Annual Incentive Grant, of which 1,257 vested on April 30, 2025 and 1,257 will vest on April 30, 2026, and (iii) 1,379 LTIP Units issued to Mr. Emala as part of the April 1, 2025 Annual Incentive Grant, which will vest on April 1, 2026. Total does not include (i) 10,252 remaining unvested LTIP Units issued to Mr. Emala in connection with the Initial Staking Grant, which will vest ratably over the Remaining Initial Staking Grant Vesting Dates, (ii) 1,256 unvested LTIP Units issued to Mr. Emala as part of the 2024 Annual Incentive Grant, which will vest on the Remaining 2024 Annual Incentive Grant Vesting Date, or (iii) 2,757 unvested LTIP Units issued to Mr. Emala as part of the April 1, 2025 Annual Incentive Grant, which will vest ratably over the Remaining April 1, 2025 Annual Incentive Grant Vesting Dates.

(13)     Based on the Schedule 13G filed with the SEC on February 10, 2026. Includes holdings of a limited liability company of which Par Sanda is Managing Member and through which Par Sanda may be deemed beneficial owner of 570,749 shares of our Class A common stock. Par Sanda has sole voting power with respect to 570,749 shares and sole dispositive power with respect to 570,749 shares, and shared voting and/or dispositive power with respect to no shares, in each case, of our Class A common stock. The percentage of beneficial ownership has been adjusted to reflect our actual shares of Class A common stock outstanding as of the close of business on March 6, 2026.

(14)     Based on the Schedule 13G filed with the SEC on February 13, 2025. The Radoff Family Foundation has sole voting power with respect to 344,800 shares, sole dispositive power with respect to 344,800 shares, and shared voting and/or dispositive power with respect to no shares, in each case, of our Class A common stock. The percentage of beneficial ownership has been adjusted to reflect our actual shares of Class A common stock outstanding as of the close of business on March 6, 2026.

(15)     Based on the Ownership Statement reflecting beneficial ownership information as of December 31, 2025 as provided to the company by Hedgehog Capital LLC in February 2026. Hedgehog Capital LLC has sole voting power with respect to 337,952 shares, sole dispositive power with respect to 337,952 shares, and shared voting and/or dispositive power with respect to no shares, in each case, of our Class A common stock. The percentage of beneficial ownership has been adjusted to reflect our actual shares of Class A common stock outstanding as of the close of business on March 6, 2026.

(16)     Based on the Schedule 13F filed with the SEC on February 13, 2026. Quinn Opportunity Partners LLC has shared voting power with respect to 228,282 shares, shared dispositive power with respect to 228,282 shares, and sole voting and/or dispositive power with respect to no shares, in each case, of our Class A common stock. The percentage of beneficial ownership has been adjusted to reflect our actual shares of Class A common stock outstanding as of the close of business on March 6, 2026.

Securities Authorized for Issuance under Equity Compensation Plans

The following table provides information about the amount of securities available under the BHM Incentive Plans, as of December 31, 2025:

Plan Category	Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights	Weighted-Average Exercise Price of Outstanding Options, Warrants and Rights	Number of Securities Remaining Available for Future Issuance
Equity compensation plans approved by security holders	—	—	694,800	(1)
Equity compensation plans not approved by security holders	—	—	—
Total:	—	—	694,800	(1)

(1)	Total does not include the 2,397,109 shares subject to awards granted under the Prior Plans that may become available for issuance or reissuance, as applicable, under the BHM Incentive Plans if such awards are forfeited, canceled or otherwise terminated (other than by exercise).

Item 13.   Certain Relationships and Related Transactions and Director Independence

Certain Relationships and Related Party Transactions

Management Agreement

We, the Operating Partnership and our Manager are parties to the Management Agreement. The Management Agreement requires our Manager to manage our business affairs in conformity with our investment guidelines and other policies that are approved and monitored by our board of directors. Our Manager’s role as Manager will be under the supervision and direction of our board of directors. For more information regarding the Management Agreement, please refer to the discussion under “Our Manager and Related Agreements—Management Agreement.”

For the year ended December 31, 2025, the company recorded an aggregate base management fee of $10.5 million, of which $0.8 million was, or shall be, paid in C-LTIP Units, with the remainder of the fee paid in cash. For the year ended December 31, 2024, the company recorded an aggregate base management fee of $9.1 million, of which $3.6 million was paid in C-LTIP Units, with the remainder of the fee paid in cash. There have been no incentive fee expenses incurred during the years ended December 31, 2025 and 2024.

For the years ended December 31, 2025 and 2024, the company recorded operating expense reimbursements of $4.0 million and $4.4 million, respectively. Commencing with operating expense reimbursements for the first quarter 2024, the company paid the operating expense reimbursement to the Manager entirely in cash. In addition, for the years ended December 31, 2025 and 2024, the company recorded direct expense reimbursements of $0.6 million and $0.4 million, respectively, which were, or shall be, paid to the Manager in cash. Both the operating and direct expense reimbursements were recorded as part of general and administrative expenses on the company’s consolidated statements of operations and comprehensive income (loss).

The table below presents the related party amounts payable to the Manager at December 31, 2025 and 2024 pursuant to the terms of the Management Agreement (amounts in thousands). The company records these payables in due to affiliates on its consolidated balance sheets.

Amounts payable to the Manager under the Management Agreement	2025	2024
Base management fee	$2,682	$2,490
Operating and direct expense reimbursements	1,206	1,224
Offering expense reimbursements	97	148
Total amounts payable to the Manager	$3,985	$3,862

DST Program

Acquisition Fees

The company, through consolidated subsidiaries associated with its DST Program, incurs a one-time acquisition fee for each DST private placement offering. During the years ended December 31, 2025 and 2024, the company incurred one-time acquisition fees of $5.3 million and $2.1 million, respectively. Refer to Note 9 to the Consolidated Financial Statements appearing in the company’s Annual Report on Form 10-K for the year ended December 31, 2025, which is incorporated herein by reference, for further information on the company’s DST Program.

Asset Management Fees

The company engaged a related party as the DST asset manager to provide certain management services and oversee the performance of the property manager. The company has agreed to pay an asset management fee equal to a stated percentage per annum of the purchase price of each property in the DST Program. During the years ended December 31, 2025 and 2024, the company incurred asset management fees related to the DST Program of $0.3 million and $0.04 million, respectively, which are recorded within property management and asset management fees on the company’s consolidated statements of operations and comprehensive income (loss).

The table below presents amounts payable to related parties at December 31, 2025 and 2024 (amounts in thousands) related to the company’s DST Program. The company records these payables in due to affiliates on its consolidated balance sheets.

Amounts payable to related parties – DST Program	2025	2024
One-time acquisition fees	$5,293	$2,060
Asset management fees	317	35
Other	—	23
Total amounts payable to related parties – DST Program	$5,610	$2,118

District at Parkview DST

In December 2025, the company, through a DST, acquired District at Parkview to be included in its DST Program. The purchase price of District at Parkview, inclusive of certain adjustments typical in such real estate transactions, was funded by (i) a senior loan secured by the property, (ii) cash funded by the company, and (iii) cash funded by Bluerock Real Estate Holdings, LLC, an affiliate of the Manager. Refer to Note 3 to the Consolidated Financial Statements appearing in the company’s Annual Report on Form 10-K for the year ended December 31, 2025, which is incorporated herein by reference, for further information.

Unconsolidated Real Estate Fund

The company’s investment in the Marble Fund, which is an unconsolidated real estate fund (refer to Note 7 to the Consolidated Financial Statements appearing in the company’s Annual Report on Form 10-K for the year ended December 31, 2025, which is incorporated herein by reference, for further information), is accounted for under the equity method as the company considers its degree of influence to be significant. As such, the company’s investment in the Marble Fund is considered a related party investment. The company earns a return on its investment which is recognized on a one-quarter lag and is recorded in share of net earnings of equity method investment on its consolidated statements of operations and comprehensive income (loss). At December 31, 2025, the company had $0.2 million of related party amounts payable to the Marble Fund pertaining to carried interest. The company records these payables in due to affiliates on its consolidated balance sheets. The company held no investments in unconsolidated real estate funds at December 31, 2024.

Leasehold Cost-Sharing Agreement with Bluerock Real Estate Holdings, LLC

In connection with a new lease on the company’s New York (Manhattan) headquarters, effective May 2024, the company and an unaffiliated third-party landlord entered into a lease for separate corporate space (the “NY Premises Lease”) located at 919 Third Avenue, New York, New York (the “NY Premises”). The NY Premises Lease commenced in November 2024 when the landlord made the NY Premises available to the Company to begin its own alterations and improvements. With respect to the NY Premises, the company and Bluerock Real Estate Holdings, LLC (“BREH”), which is an affiliate of the Manager, entered into a leasehold cost-sharing agreement (the “Leasehold Cost-Sharing Agreement”) to provide for the allocation and sharing between BREH and the company of the costs thereunder, including costs associated with tenant improvements. BREH and certain of its respective subsidiaries and/or affiliates will share occupancy of the NY Premises. Under the Leasehold Cost-Sharing Agreement, if there is a change in control of either BREH or the company, the allocation of costs under the Leasehold Cost-Sharing Agreement shall be modified to thereafter allocate such costs based on the average of the cost-sharing percentages between BREH and the company over the four most recently-completed calendar quarters immediately preceding the change in control date (or shall be the average cost-sharing percentages over such shorter period, if the change in control occurs earlier than the completion of four calendar quarters). Under the NY Premises Lease, the company, through its Operating Partnership, issued a payment of approximately $450,000 as a security deposit. Payment by BREH of any amounts payable under the Leasehold Cost-Sharing Agreement to the company will be made in cash.

The table below presents the related party amounts receivable from BREH at December 31, 2025 and 2024 pursuant to the terms of the Leasehold Cost-Sharing Agreement (amounts in thousands). The company records these receivables in due from affiliates on its consolidated balance sheets.

Amounts receivable from BREH under the Leasehold Cost-Sharing Agreement	2025	2024
Capital improvement cost reimbursements	$621	$925
Operating and direct expense reimbursements	32	124
Total amounts receivable from BREH	$653	$1,049

At December 31, 2025 and 2024, the company had no other receivables due from related parties.

Harmony at Clear Creek Development

In connection with the Harmony at Clear Creek land acquisition that occurred on September 30, 2025 (refer to Note 3 to the Consolidated Financial Statements appearing in the company’s Annual Report on Form 10-K for the year ended December 31, 2025, which is incorporated herein by reference, for further information), the Harmony JV entered into a joint venture agreement with BTR Preferred Investments, LLC (“BTR Preferred”), an entity that includes an affiliate of the Manager, in which BTR Preferred committed to fund up to $16.8 million of preferred equity interests in the Harmony at Clear Creek development. At December 31, 2025, BTR Preferred had not funded any of the committed amount.

Archer at RiverBlue

In December 2025, the company entered into a joint venture agreement with two unaffiliated third parties to develop Archer at RiverBlue (refer to Note 8 to the Consolidated Financial Statements appearing in the company’s Annual Report on Form 10-K for the year ended December 31, 2025, which is incorporated herein by reference, for further information). The company and one joint venture partner will each hold preferred equity interests in Archer at RiverBlue, and the remaining joint venture partner will hold the common equity interests. Per the terms of the joint venture agreement, the common equity partner is obligated to pay a facilitation fee in an amount equal to $570K to Bluerock Enterprise Holdings, LP, an affiliate of the Manager, for consulting services to be provided to the common equity partner.

Preferred Equity Investments

During 2025, the company sold its preferred equity interests in Indigo Cove and Wayford at Pringle to a joint venture, with such joint venture including an affiliate of the Manager. Refer to Note 8 to the Consolidated Financial Statements appearing in the company’s Annual Report on Form 10-K for the year ended December 31, 2025, which is incorporated herein by reference, for further information.

Selling Commissions and Dealer Manager Fees

The company engaged Bluerock Capital Markets, LLC, an affiliate of the Manager, as dealer manager for offerings in its DST Program, the offering of its Series A Redeemable Preferred Stock, and the offering of its Series B Redeemable Preferred Stock. For offerings in its DST Program, the company pays up to 8.65% of the gross offering proceeds from the offerings as selling commissions and dealer manager fees. The dealer manager re-allows the substantial majority of the selling commissions and dealer manager fees to participating broker-dealers. For its offerings of Series A Redeemable Preferred Stock and Series B Redeemable Preferred Stock, the company pays up to 10% of the gross offering proceeds from each such offering as selling commissions and dealer manager fees. The dealer manager re-allows the substantial majority of the selling commissions and dealer manager fees to participating broker-dealers and incurs costs in excess of the 10%, which costs are borne by the dealer manager without reimbursement by the company. For the year ended December 31, 2025, the company incurred $3.0 million in selling commissions and discounts and $1.3 million in dealer manager fees and discounts related to its offering of Series A Redeemable Preferred Stock. In addition, the Manager was, or shall be, reimbursed for offering costs of $1.2 million in conjunction with the offering of Series A Redeemable Preferred Stock during the year ended December 31, 2025. The selling commissions, dealer manager fees, discounts and reimbursements for offering costs were recorded as a reduction to the proceeds of the offering.

Related Person Transaction Policy

Our board of directors has adopted a written Related Person Transaction Policy, for which the audit committee oversees compliance. The purpose of this policy is to describe the procedures used to identify, review and approve any existing or proposed transaction, arrangement, relationship (or series of similar transactions, arrangements or relationships) in which (a) we, our Operating Partnership or any of our subsidiaries were, are or will be a participant, (b) the aggregate amount involved exceeds $120,000, and (c) a related person has or will have a direct or indirect interest. For purposes of this policy, a related person will be (i) any person who is, or at any time since the beginning of the current fiscal year was, a director, director nominee, or executive officer of the company, (ii) any beneficial owner of more than 5% of our stock, or (iii) any immediate family member of any of the foregoing persons.

Under this policy, our audit committee is responsible for reviewing and approving or ratifying each related person transaction or proposed related person transaction. In determining whether to approve or ratify a related person transaction, the audit committee is required to consider all relevant facts and circumstances of the related person transaction available to the audit committee and to approve only those related person transactions that are in the best interests of the company, as the audit committee determines in good faith. No member of the audit committee will be permitted to participate in any consideration of a related person transaction with respect to which that member or any of his or her immediate family is a related person. A copy of the Related Person Transaction Policy is available at www.bluerock.com/bluerock-homes-trust/governance-documents.

Director Independence and Independence Determinations

Under our Corporate Governance Guidelines, a majority of the members of our board of directors, and all of the members of our audit committee, compensation committee, and nominating and corporate governance committee, must be “independent.” Our Corporate Governance Guidelines define an “independent” director in accordance with the NYSE American Company Guide and under applicable law. In addition, audit and compensation committee members are subject to the additional independence requirements of applicable SEC rules and NYSE listing standards. Our Corporate Governance Guidelines require our board of directors to review the independence of all directors at least annually. A director is not independent unless our board of directors affirmatively determines that he or she does not have a material relationship with us (either directly or as a partner, director, member, stockholder or officer of an organization that has a relationship with us).

Our Chief Executive Officer and Chairman of our board of directors, R. Ramin Kamfar, is affiliated with us and we do not consider Mr. Kamfar to be an independent director. In making its independence determination with respect to our other current directors, our board of directors considered the following:

•	Messrs. Jafarnia, Majumder and Tio each serve as an independent Trustee of the Board of Trustees of Bluerock Private Real Estate Fund (formerly Bluerock Total Income + Real Estate Fund), a closed-end interval fund organized by Bluerock (the “Real Estate Fund”), and each also serves as an independent Trustee of the Board of Bluerock High Income Institutional Credit Fund, a registered interval fund organized by Bluerock (the “Credit Fund”). Serving as a director or trustee of, or having an ownership interest in, another program sponsored by Bluerock will not, by itself, preclude independent director status. None of these directors has ever served as (or is related to) an employee of ours or any of our predecessors or acquired companies or received or earned any compensation from us or any such other entities except for compensation directly related to service as a director of us, the Real Estate Fund or the Credit Fund.

•	Mr. Tio previously served as Senior Managing Director with Greystone, a commercial real estate finance and investment firm. Prior to Mr. Tio’s employment with Greystone, in January 2021, Greystone provided a bridge loan to one of the development projects of Bluerock Residential, and Greystone may provide financing on Company projects in the future. Mr. Tio is no longer an employee with Greystone, and does not have a role as an officer, partner or shareholder with Greystone. As an employee with Greystone, Mr. Tio was screened from and was not personally involved in any transactions with the Company. In addition, Mr. Tio’s compensation was not affected by the amount of interest, fees or other income earned by Greystone from any such transaction with the Company. The amounts involved in any such transactions are not expected to represent a material percentage of the Company’s, or Greystone’s, revenues, nor should any such transaction constitute a related-party transaction because Mr. Tio will not have a direct or indirect material interest therein.

Having considered these and other relevant factors, our board of directors, on recommendation of the nominating and corporate governance committee, affirmatively determined that each of Elizabeth Harrison, Kamal Jafarnia, I. Bobby Majumder and Romano Tio has no material relationship with us that would impair his or her independent judgment as a director, and qualifies as independent under the standards of the NYSE American, the SEC and our Corporate Governance Guidelines, including with respect to committee membership on the committees on which they serve.

Item 14.   Principal Accountant Fees and Services

Independent Registered Public Accounting Firm

Grant Thornton LLP (“Grant Thornton”) has served as our independent registered public accounting firm since December 8, 2021. The appointment of Grant Thornton as our independent registered public accountants was unanimously approved by the audit committee of our board of directors. We expect that a representative of Grant Thornton will be present at the Annual Meeting. The representative of Grant Thornton will have the opportunity to make a statement if they desire to do so and will be available to respond to appropriate questions.

Pre-Approval Policies and Procedures

In order to ensure that the provision of the auditing services, and all permitted non-audit services, performed for us by our independent auditors (including the fees and terms thereof) do not impair the auditors’ independence, the board of directors approved, on September 19, 2022, the Audit Committee Charter, which includes an Audit Committee Pre-Approval Policy for Audit and Non-audit Services. The Audit Committee Pre-Approval Policy for Audit and Non-audit Services requires the audit committee to pre-approve, to the extent required by applicable law, all audit and non-audit engagements and the related fees and terms with the independent auditors. In determining whether or not to pre-approve services, the audit committee considers whether the service is a permissible service under the rules and regulations promulgated by the SEC. In addition, the audit committee may, in its discretion, delegate one or more of its members the authority to pre-approve any audit or non-audit services to be performed by the independent auditors, provided any such approval is presented to and approved by the full audit committee at its next scheduled meeting.

Since October 6, 2022, when we became a reporting company under Section 15(d) of the Exchange Act, all services rendered by our independent auditors have been pre-approved in accordance with the policies and procedures described above.

Principal Auditor Fees and Services

The aggregate fees billed to us for professional accounting services, including the audit of our annual financial statements by Grant Thornton for the years ended December 31, 2025 and December 31, 2024 are set forth in the table below (amounts in thousands):

	2025	2024
Audit fees	$674	$597
Audit-related fees	—	—
Tax fees	—	—
All other fees	—	—
Total	$674	$597

For purposes of the preceding table, professional fees are classified as follows:

•	Audit fees — These are fees for professional services performed for the audit of our annual financial statements and the required review of quarterly financial statements and other procedures performed by the independent auditors in order for them to be able to form an opinion on our consolidated financial statements. These fees also cover services that are normally provided by independent auditors in connection with statutory and regulatory filings or engagements.

•	Audit-related fees — These are fees for assurance and related services that traditionally are performed by independent auditors that are reasonably related to the performance of the audit or review of the financial statements, such as due diligence related to acquisitions and dispositions, attestation services that are not required by statute or regulation, internal control reviews and consultation concerning financial accounting and reporting standards.

•	Tax fees — These are fees for all professional services performed by professional staff in our independent auditor’s tax division, except those services related to the audit of our financial statements. These include fees for tax compliance, tax planning and tax advice, including federal, state and local issues. Services may also include assistance with tax audits and appeals before the IRS and similar state and local agencies, as well as federal, state and local tax issues related to due diligence.

•	All other fees — These are fees for any services not included in the above-described categories.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BLUEROCK HOMES TRUST, INC.

Date: March 25, 2026	By:	/s/ Christopher J. Vohs
Christopher J. Vohs
Chief Financial Officer and Treasurer